UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
May 22, 2002

Commission file number 1-13163

YUM! BRANDS, INC.
(Exact name of registrant as specified in its charter)

North Carolina	13-3951308

(State or other jurisdiction	(IRS Employer
of incorporation or organization)	Identification No.)

1441 Gardiner Lane, Louisville, Kentucky                40213
(Address of principal executive offices)                 (Zip Code)

Registrant's telephone number, including area code:       (502) 874-8300

Former name or former address, if changed since last report:   N/A

Item 5. OTHER EVENTS

On May 22, 2002, Yum! Brands, Inc. issued a press release reporting their April/May sales. Also Yum! Brands, Inc. has reaffirmed second-quarter and recently increased full-year ongoing operating EPS guidance. Notes impact of pending stock split on EPS Guidance.

A copy of the press release is attached hereto as Exhibit 99, which, in its entirety, is incorporated herein by reference.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS

(c)     Exhibits

99      Press release dated May 22, 2002 from Yum! Brands, Inc.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YUM! BRANDS, INC. (Registrant)

Date: May 24, 2002	/s/ Brent A. Woodford Vice President and Controller (Principal Accounting Officer)

YUM! BRANDS, INC. REPORTS APRIL/MAY SALES

REAFFIRMS SECOND-QUARTER AND RECENTLY INCREASED FULL-YEAR ONGOING OPERATING EPS GUIDANCE. NOTES IMPACT OF PENDING STOCK SPLIT ON EPS GUIDANCE

Louisville, Ky. - May 22, 2002 - Yum! Brands, Inc. (NYSE: YUM) today reported estimated U.S. blended same-store sales at company restaurants increased 1% during the four-week period ended May 18, 2002 (Period 5). For the comparable four-week period, U.S. same-store sales increased 7% at Taco Bell, 2% at KFC and decreased 4% at Pizza Hut.

For Period 5, estimated International system sales increased 9% prior to foreign currency conversion or 7% after conversion to U.S. dollars. For the second quarter to date, estimated International system sales increased 13% prior to foreign currency conversion or 9% after conversion to U.S. dollars. Year to date, estimated International system sales increased 10% prior to foreign currency conversion or 6% after conversion to U.S. dollars.

Same-store sales results for Period 6 (primarily late May and early June for the U.S. businesses) will be released June 20, 2002, before the market opens.

STOCK-SPLIT IMPACT

On May 7, 2002, Yum! Brands, Inc. announced a 2-for-1 stock split with a record date of June 6, 2002, and a stock dividend date of June 17, 2002. The stock dividend date represents the date when each shareholder will receive two shares of Yum! Brands, Inc. common stock for each share they held as of June 6, 2002 (the record date). Yum! Brands, Inc. will begin trading on a split-adjusted basis on June 18, 2002.

Though the stock dividend date occurs after the end of the second quarter (June 15, 2002), it does occur before the second-quarter financial statements will be issued. Accordingly, we will report our second-quarter EPS based on the new, split-adjusted number of shares outstanding.

EPS GUIDANCE REAFFIRMED ON A STOCK-SPLIT-ADJUSTED BASIS

The ongoing operating EPS guidance for the second quarter that we provided April 30, 2002, with our first-quarter earnings release of $0.83 to $0.87 is reaffirmed. As a result of the stock split, our second-quarter ongoing operating EPS guidance becomes $0.42 to $0.44. Similarly, our full-year ongoing operating EPS guidance of $3.63 to $3.70 prior to the stock split is reaffirmed and becomes $1.82 to $1.85 after the stock split.

Yum! Brands, Inc., based in Louisville, Kentucky, is the world's largest restaurant company in terms of system units with over 32,500 restaurants in more than 100 countries and territories. Four of the company's restaurant brands - KFC, Pizza Hut, Taco Bell and Long John Silver's - are the global leaders of the chicken, pizza, Mexican-style food and quick-service seafood categories respectively. Since 1919, A&W All-American Food has been serving a signature frosty mug root beer float and all-American pure-beef hamburgers and hot dogs, making it the longest running quick-service franchise chain in America.

(Note: U.S. same-store sales include only company restaurants that have been open one year or more. U.S. blended same-store sales include KFC, Pizza Hut, and Taco Bell company-owned restaurants only. U.S. same-store sales for Long John Silver's and A&W will not be included. International system sales include sales from company, franchise, license, and joint-venture restaurants.)

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include those identified by such words as may, will, expect, anticipate, believe, plan and other similar terminology. These "forward-looking" statements reflect management's current expectations regarding future events and operating and financial performance and are based on currently available data. However, actual results are subject to future events and uncertainties, which could cause actual results to differ from those projected in this announcement. Factors that can cause actual results to differ materially include changes in global and local business, economic and political conditions in the countries and territories where Yum! Brands operates; changes in currency exchange and interest rates; changes in commodity, labor and other operating costs; changes in competition in the food industry, consumer preferences, spending patterns and demographic trends; the effectiveness of our operating initiatives and advertising and promotional efforts; new-product and concept development by Yum! Brands and other food-industry competitors; the success of our refranchising strategy; the ongoing business viability of our franchise and license operators; our ability to secure alternative distribution to our restaurants at competitive rates and to ensure adequate supplies of restaurant products and equipment in our stores; our actuarially determined casualty loss estimates; changes in legislation and governmental regulation; and changes in accounting policies and practices. Further information about factors that could affect Yum! Brands' financial and other results are included in the company's Forms 10-Q and 10-K, filed with the Securities and Exchange Commission.

Analysts are invited to contact

Tim Jerzyk, Vice President Investor Relations at 502/874-2543
Scott Colosi, Director Investor Relations at 502/874-8918

Members of the media are invited to contact

Amy Sherwood, Vice President Public Relations at 502/874-8200

Individual shareholders are invited to contact

Scott Colosi, Director Investor Relations at 502/874-8918